EXHIBIT 10.2

TERMINATION AGREEMENT

TERMINATION AGREEMENT, dated January 31, 2013, by and among GAVILON, LLC, a Delaware limited liability company (“Gavilon”), HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company (“HLBE”), and LAKEFIELD FARMERS, LLC, a Minnesota limited liability company (“Lakefield”).

RECITALS:

(a)                                 Gavilon, HLBE and Lakefield are parties to a certain Corn Storage Agreement dated September 1, 2011 (the “Storage Agreement”), that utilizes Lakefield’s grain elevators in Lakefield and Wilder, Minnesota (the “Elevators”).

(b)                                 Lakefield has agreed to sell the assets comprising the Elevators (the “Elevator Sale”) to FCA Co-op.

(c)                                  The parties desire to terminate the Storage Agreement in connection with the Elevator Sale, on the terms and conditions described below.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual agreements and undertakings herein set out, the parties hereby agree as follows:

1.                                      Termination of Agreement.  Effective as of the closing of the Elevator Sale (the “Closing”), the Storage Agreement shall be fully and finally terminated. The Closing is anticipated to occur on or about January 31, 2013.  The parties shall have no further liability or obligations thereunder, other than the demurrage and indemnification obligations (which, if any, shall survive in accordance with their terms).  Gavilon hereby confirms that, upon Closing, all of Gavilon’s corn located at the Elevators shall be sold to, and Gavilon’s rights and obligations to all Contracts will be assigned to and assumed by, FCA Co-Op.  The term “Contracts” means all grain purchase contracts to which Gavilon is a party in connection with the Elevators as of Closing.

2.                                      Representations and Warranties.  Gavilon, HLBE and Lakefield each hereby represent and warrant to and with each other as follows:

2.1                               They enter into this Settlement and Termination Agreement freely and voluntarily, and they are not under any economic duress or undue influence.

2.2                               They enter into this Settlement and Termination Agreement based upon their own knowledge of the facts and circumstances and not upon any representations made by the released parties or their representatives which are not contained in this written Agreement.

2.3                               They are represented by counsel of their choice, who has consulted with them concerning the legal effect of this Settlement and Termination Agreement, and they understand the consequences of this Settlement and Termination Agreement and the transactions contemplated by it.

2.4                               They have the legal capacity to enter into this Settlement and Termination Agreement, and this Settlement and Termination Agreement is binding and enforceable on them in accordance with its terms.

3.                                      Miscellaneous.  The following miscellaneous provisions shall apply to this Agreement.

3.1                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same original.

3.2                               Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

3.3                               Applicable Law.  This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Nebraska applicable to contracts made and performed in Nebraska.  All disputes arising out of this Agreement shall be resolved exclusively by state or federal courts located in Omaha, Nebraska, and the parties waive any objection to the bringing of an action in any such court.

3.4                               Binding Effect, Benefits.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

3.5                               Assignability.  Neither this Agreement nor any of the parties’ rights hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto.

3.6                               Construction.  The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, it being agreed that representatives of each party have participated in the preparation hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed on the date first above written.

GAVILON, LLC, a Delaware limited liability company		LAKEFIELD FARMERS ELEVATOR, LLC, a Minnesota limited liability company

By:	/s/ Gregg S. Konsor	By:	/s/ Robert J. Ferguson
Its:	Vice President	Its:	General Manager

HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company

		By:	/s/ Robert J. Ferguson
		Its:	CEO

LENDER’S CONSENT

The undersigned hereby consents to the execution of the foregoing Termination Agreement and the performance by the respective parties of the actions described therein.

AGSTAR FINANCIAL SERVICES, PCA

By:	/s/ Mark Schmidt
Title:	Vice President
Date:	January 31, 2013